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                                                                     EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83160 and 33-06565) of Zoltek Companies, Inc. of our report dated December 13, 2002, except for Note 6, which is as of February 18, 2003, relating to the consolidated financial statements of Zoltek Companies, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated December 13, 2002 relating to the Financial Statement Schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
St. Louis, Missouri
February 18, 2003